UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

ADTRAN, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24612	63-0918200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of ADTRAN, Inc. (“ADTRAN” or the “Company”), originally furnished to the Securities and Exchange Commission on February 4, 2021 (the “Initial Form 8-K”).  The sole purpose for filing this Form 8-K/A is to update certain information contained in Exhibit 99.1 to the Initial Form 8-K related to the accounting for inventory and associated accounts payable in the Company’s consolidated balance sheet as of December 31, 2020 and consolidated statement of cash flows for the year ended December 31, 2020, as described further below.

The information contained herein is being furnished pursuant to Item 2.02 of Form 8‑K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.02	Results of Operations and Financial Condition.

The Initial Form 8-K included, as Exhibit 99.1, a copy of the Company’s press release that was issued on February 3, 2021 and that announced the financial results of the Company for the fiscal quarter and twelve months ended December 31, 2020 (the “Earnings Release”). While conducting final procedures in connection with the preparation of the Company’s audited financial statements as of and for the year ended December 31, 2020, a variance was identified in the accounting for inventory and the associated accounts payable related to goods that were “in transit” as of such date. Accordingly, the Company’s inventory, net as of December 31, 2020 was understated in the Earnings Release by approximately $6.7 million, with the associated accounts payable understated by the same amount. In addition, these variances resulted in a corresponding $6.7 million understatement of total current assets and total assets and a $6.7 million understatement of total current liabilities, total liabilities and total liabilities and stockholders’ equity on the consolidated balance sheet as of December 31, 2020. The variances also affected the inventory, net and accounts payable, net line items in the Company’s consolidated statement of cash flows for the twelve months ended December 31, 2020, but did not affect the Company’s net cash used in operating activities. The Company’s consolidated statements of income for the three and twelve months ended December 31, 2020 were not affected.

Revised and corrected versions of the condensed consolidated balance sheets and consolidated statements of cash flows appearing in the Earnings Release are attached hereto as Exhibit 99.1. The following tables summarize the revisions:

Corrected Condensed Consolidated Balance Sheet Items (unaudited) (in thousands)

As of December 31, 2020	As Reported	Adjustment	As Revised

Assets:
Inventory, net	$118,715	$6,742	$125,457
Total Current Assets	$310,676	$6,742	$317,418
Total Assets	$518,937	$6,742	$525,679
Liabilities and Stockholders’ Equity:
Accounts payable	$43,187	$6,742	$49,929
Total Current Liabilities	$87,451	$6,742	$94,193
Total Liabilities	$145,993	$6,742	$152,735
Total Liabilities and Stockholders’ Equity	$ 518,937	$ 6,742	$ 525,679

Corrected Consolidated Statement of Cash Flow Items (unaudited) (in thousands)

For the Twelve Months Ended December 31, 2020	As Reported	Adjustment	As Revised

Cash flows from operating activities – Change in operating assets and liabilities:
Inventory, net	$(18,840)	$(6,742)	$(25,582)
Accounts payable, net	$(2,199)	$6,742	$4,543

Item 9.01Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Corrected financial information in the Earnings Release
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2021	ADTRAN, Inc. By: /s/ Michael Foliano Michael Foliano Senior Vice President of Finance and
Chief Financial Officer